CO#00848

DIVIDEND REINVESTMENT PLAN

FOR

BRT APARTMENTS CORP

ENROLLMENT APPLICATION

Please enroll this account as allows: Check one box only [x]

If you do not check any box, then **FULL DISTRIBUTION REINVESTMENT** will be assumed

☐ **FULL DISTRIBUTION REINVESTMENT**
Reinvest all distributions for this account.

☐ **PARTIAL DISTRIBUTION REINVESTMENT**
Reinvest distribution on __________ shares held by me in certificate form and on all shares held by you as Agent and pay distributions in cash on all remaining shares held by me in certificate form.

☐ **NO DISTRIBUTION REINVESTMENT**
All distributions will be paid in cash.

I (We) hereby appoint Equiniti Trust Company, LLC as my (our) Agent under the terms and conditions of the Plan, as described in the prospectus of the Plan which accompanied this form, to receive cash distributions and apply them to the purchase of BRT APARTMENTS CORP Common Stock as indicated above.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

This form, when completed and signed, should be mailed in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your form to:

BRT APARTMENTS CORP
c/o Equiniti Trust Company, LLC
P.O. Box 10027
Newark NJ 07101
Attn: Plan Administration Department

If your name is preprinted above, it is for mailing purposes only. Please complete requested information below for the exact account registration.

[redacted]

ACCOUNT'S REGISTRATION (NAME): ____________________

ACCOUNT NUMBER: ____________________

ACCOUNT ADDRESS: ____________________

SIGNATURE(s) ____________________

SIGNATURE(s) ____________________

All Joint Owners
Must Sign